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EXHIBIT 20.12

Articles of Merger of EZConnect Merger Co., a Nevada corporation with and into Encore Wireless, Inc., a California corporation

THESE ARTICLES OF MERGER are executed and entered into this 17th day of October, 2000, by and between Encore Wireless, Inc., a California corporation (hereinafter referred to as "EWI" or the "Surviving Corporation"), and EZCONNECT Merger Co., a Nevada corporation (hereinafter referred to as "EZ").

                            Witnesseth

                        I. Plan of Merger

Pursuant to these Articles of Merger, it is intended and agreed that EZ will be merged with and into EWI and that EWI shall be the Surviving Corporation, as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement and Plan of Merger, as amended, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

            II.  Articles of Incorporation and Bylaws

On the consummation of the merger, the articles of incorporation and bylaws of EWI shall be the articles of incorporation and bylaws of the Surviving Corporation.

               III.  Name of Surviving Corporation

The name of the Surviving Corporation, which will continue in existence after the merger, shall be Encore Wireless, Inc.

                   IV.  Officers and Directors

The officers and directors of EWI, shall become the officers and directors of the Surviving Corporation.

           V.  Authorized and Outstanding Shares of EZ

EZ is authorized to issue 1,000,000 shares of common stock, $0.001 par value, of which 1,000 shares are issued and outstanding as of the date hereof.

          VI.  Authorized and Outstanding Shares of EWI

EWI is authorized to issue 50,000,000 shares of common stock, no par value, of which 6,316,456 shares are issued and outstanding and 10,000,000 shares of preferred stock, no par value, of which 20,000 shares are issued and outstanding as of the date hereof.

       VII.  Approval by the Board and Shareholders of EWI

The Board of Directors of EWI unanimously approved the Agreement and Plan of Merger. Of the 6,316,456 shares of common stock of EWI issued and outstanding, 6,316,345 shares were voted in favor of the Agreement and Plan of Merger, with -0- shares voting against or abstaining, all in accordance with the provisions of the California General Corporation Law. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.


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        VIII.  Approval by the Board and Shareholder of EZ

The Board of Directors of EZ unanimously approved the Agreement and Plan of Merger. Of the 1,000 shares of common stock of EZ issued and outstanding, 1,000 shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the Nevada Revised Statutes. Such shares were voted as a class; no share of any other class of stock were issued and outstanding and entitled to vote thereon.

                 IX.  Statutory Basis for Merger

The merger of EZ with and into EWI is allowed pursuant to Section 1108 of the California General Corporation Law and Sections 92A.190 of the Nevada Revised Statutes.

              X.  Agreement of Surviving Corporation

The Surviving Corporation hereby consents and agrees that:

(a) The Surviving Corporation may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of EZ as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of EZ against the Surviving Corporation;

(b) The Secretary of State of the State of Nevada shall be, and hereby is, irrevocable appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding;

(c) The Surviving Corporation's address for any service of process received by the Secretary of State is Nevada Agency and Trust Co, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

(d) Such Surviving Corporation will promptly pay to the dissenting shareholders of EZ the amount, if any, to which they shall be entitled under the provisions of the Nevada Revised Statutes with respect to the rights of dissenting shareholders; and

(e) The Surviving Corporation shall keep on file at its principal place of business a copy of the Agreement and Plan of Merger, as filed in the State of Nevada, which will be provided, without cost, to shareholders of the Surviving Corporation when request.

IN WITNESS WHEREOF, the undersigned corporations, acting by their respective Presidents and Secretaries, have executed these Certificate/Articles of Merger as of the date first above written.

EZCONNECT MERGER CO., a Nevada corporation
/S/Elliott N. Taylor, President and Secretary

ENCORE WIRELESS, INC., a California corporation
/S/Tod M. Turley, President and Secretary


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STATE OF CALIFORNIA   )
                      :ss
COUNTY OF LOS ANGELES )

I, the undersigned notary public, hereby certify that on the 17th day of October, 2000, personally appeared before me Tod M. Turley, the President and Secretary of Encore Wireless, Inc., a California corporation, who being by me first duly sworn, declared that he is the person who signed the foregoing documents as the President and Secretary of Encore Wireless, Inc., a California corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL

/S/Notary Public

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 17th day of October, 2000, personally appeared before me Elliott N. Taylor, the President and Secretary of EZConnect Merger Co., a Nevada corporation, who being by me first duly sworn, declared that he is the person who signed the foregoing documents as the President and Secretary of EZConnect Merger Co., a Nevada corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL


/S/ Notary Public








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                                Agreement of Merger
                                of
                      Encore Wireless, Inc.
                               and
                       EZConnect Merger Co.

THIS Agreement OF MERGER (the "Agreement") dated as of October 17, 2000 is entered into by and between Encore Wireless, Inc., a California corporation ("EWI"), and EZConnect Merger Co., a Nevada corporation ("EZ"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                             Premises

WHEREAS, EZ is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 1,000,000 shares of common stock, par value $0.001 per share (the "Common Stock of EZ"), of which 1,000 shares are issued and outstanding as of the date hereof. EZ is a wholly-owned subsidiary of EZConnect, Inc. (the "Parent");

WHEREAS, EWI is a corporation duly organized and existing under the laws of the state of California, having an authorized capital of 50,000,000 shares of common stock, no par value (the "Common Stock of EWI"), of which 6,316,456 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, no par value (the "Preferred Stock of EWI"), of which 20,000 shares are issued and outstanding as of the date hereof; and

WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Agreement providing for the merger of EZ with and into EWI with EWI as the surviving corporation as authorized by the statutes of the states of California and Nevada.

                            Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of EZ to be converted into shares of stock of EWI and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Agreement by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                            Article I
             Merger and Name of Surviving Corporation

On the effective date of the merger, EZ and EWI shall cease to exist separately and EZ shall be merged with and into EWI, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "Encore Wireless, Inc."

                            Article II
                  Terms and Conditions of Merger

The terms and conditions of the merger (in addition to those set forth elsewhere in this Agreement) are as follows:

(a)  On the Effective Date of the merger:



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(1) EZ shall be merged into EWI to form a single corporation, and EWI shall be designated herein as the Surviving Corporation.

(2) The separate existence of EZ shall cease.

(3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of California.

(4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

(b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of EWI immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of California.

(c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of EWI immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of California.

If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

                           Article III
              Manner and Basis of Converting Shares

The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows.

(a) Each share of Common Stock of EZ outstanding on the Effective Date of the merger shall be canceled without consideration.

(b) Each share of Preferred Stock of EWI outstanding on the Effective Date of the merger shall be converted into shares of the Common Stock of EWI, in accordance with the terms and conditions of The Certificate of Designation of the Rights, Preferences, and Privileges for the Preferred Stock of EWI. Each share of Common Stock of EWI outstanding on the Effective Date of the merger, including the shares issued on conversion of the EWI Preferred Stock, but excluding the


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shares of EWI Common Stock owned by the Parent, shall be canceled and exchanged for $0.415174 in cash and .415282 shares of the Parent's Series A preferred stock.

(c) If any certificate for shares of the Parent is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to the Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of the Parent in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Parent or any agent designated by it that such tax has been paid or is not payable.

                            Article IV
               Articles of Incorporation and Bylaws

The articles of incorporation of EWI shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of EWI shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                            Article V
                       Shareholder Approval

This Agreement shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the States of California and Nevada. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of California and Nevada.

                            Article VI
                      Officers and Directors

The officers and directors of EWI shall be presented to the shareholder of EZ for election, so that on the merger becoming effective, such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

                           Article VII
 Approval and Effective Date of the Merger; Miscellaneous Matters

1. The merger shall become effective when all the following actions shall have been taken:

(a) This Agreement shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of California and Nevada;

(b) This Agreement, officers' certificates of each Constituent Corporation, and any other documents in the form required, executed and verified in accordance with the laws of the State of California, shall be filed in the Offices of the Secretary of State of California; and

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(c)  The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of EZ acquired or to be acquired by, or as a result of, the merger, the officers and directors of EZ or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Agreement.

3. The Surviving Corporation may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of EZ as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of EZ against the Surviving Corporation.

4. The Secretary of State of the State of Nevada shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

5. The Surviving Corporation's address for any service of process received by the Secretary of State is Nevada Agency and Trust Co, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

6. This Agreement cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

7. For the convenience of the parties and to facilitate the filing and recording of this Agreement, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

8. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

The foregoing Agreement of Merger, having been approved by the board of directors of each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the laws of the states of Nevada and California, the duly authorized officers of the Constituent Corporation's do hereby execute this Agreement of Merger this 17th day of October, 2000, declaring and certifying that this is our act and deed and the facts herein stated are true.

EZConnect Merger Co., a Nevada corporation
/S/ Elliott N. Taylor, President and Secretary

Encore Wireless, Inc., a California corporation
/S/ Tod M. Turley, President and Secretary








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                      OFFICER'S CERTIFICATE
                       EZCONNECT MERGER CO.


I, Elliott N. Taylor, the duly elected President and Secretary of EZConnect Merger Co., a Nevada corporation ("EZ"), hereby certify that:

1. The Agreement of Merger to which this certificate is attached was unanimously approved by EZ's Board of Directors.

2.  EZ has 1,000 outstanding shares of its common stock, being all the out-

standing shares entitled to vote on the Agreement of Merger.

3. The principal terms of the Agreement of Merger were approved by a vote of all of the outstanding shares of common stock, which equaled or exceeded the majority vote required for each class.

4. Shares of common stock and Series A preferred stock of EZConnect, Inc., a Nevada corporation and the sole stockholder of EZ (the "Parent"), will be issued in connection with the Agreement of Merger. The Agreement of Merger was unanimously approved by the Parent's Board of Directors, but no approval of the Parent's stockholders is required.

Under the penalty of perjury of the laws of the State of California, I declare that the foregoing is true and correct of my own knowledge. I have executed this certificate this 17th day of October, 2000, at Salt Lake City, Utah.

/S/ Elliott N. Taylor






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                      OFFICER'S CERTIFICATE
                      ENCORE WIRELESS, INC.


I, Tod M. Turley, the duly elected President and Secretary of Encore Wireless, Inc., a California corporation ("EWI"), hereby certify that:

1. The Agreement of Merger to which this certificate is attached was unanimously approved by EWI's Board of Directors.

2.  EWI has 6,316,456 outstanding shares of its common stock and 20,000 out-

standing shares of its preferred stock, being all the outstanding shares entitled to vote on the Agreement of Merger.

3. The principal terms of the Agreement of Merger were approved by a vote of all of the outstanding shares of common stock and all of the outstanding shares of preferred stock, which equaled or exceeded the majority vote required for each class.

4. EWI is the surviving corporation. The Articles of Incorporation of EWI are not being amended by the Agreement of Merger.

Under the penalty of perjury of the laws of the State of California, I declare that the foregoing is true and correct of my own knowledge. I have executed this certificate this 17th day of October, 2000, at Westlake Village, California.

/S/ Tod M. Turley